EXHIBIT 10.26

                        TERM LOAN AND SECURITY AGREEMENT
                          Dated as of August ___, 1995

PRANA Holdings, Inc., a Minnesota corporation (the "Borrower"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), hereby agree as follows:

                                   ARTICLE I.

                                   Definitions

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

         (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

"Accrual Rate" means nine percent (9.0%) per annum.

"Acquisition Documents" has the meaning specified in Section 5.16 hereof.

"Advance" means an advance to the Borrower under the Advancing Term Loan
Facility.

"Advancing Term Loan Facility" means the advancing term loan facility being made available to the Borrower by the Lender pursuant to Article II hereof.

"Affiliate" or "Affiliates" means the Guarantor, the Subsidiaries and any other Person controlled by, controlling or under common control with the Borrower, including (without limitation) any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" means this Term Loan and Security Agreement.

"Assignment of Seller's Representations and Warranties" means the Assignment of Sellers Representations, Warranties, Covenants and Indemnities of even date herewith by and among the Borrower, the Lender and the Sellers.

"Banking Day" means a day other than a Saturday on which banks are generally open for business in Minneapolis, Minnesota.

"Base Rate" means the rate of interest publicly announced from time to time by the Lender as its "base rate" or, if the Lender ceases to announce a rate so designated, any similar successor rate designated by the Lender.

"Book Net Worth" means, as of the date of determination, Total Assets minus Indebtedness, as determined in accordance with generally accepted accounting principles, consistently applied.

"Capital Expenditures" means, for any specified period, the aggregate of all gross expenditures during such period for the purchase or construction of fixed assets, for improvements, replacements, substitutions or additions therefor or thereto, which are required to be capitalized on the balance sheet, including the balance sheet amount of any lease obligations incurred during any such period.

"Cash Available for Debt Service" means for any specified period (i) net income (net of any deferred income tax entries) plus (ii) Total Interest, plus (iii) amortization of intangibles, plus (iv) depreciation, minus (v) Upstreamed Cash, and minus (vi) Capital Expenditures (exclusive of all Capital Expenditures to the extent financed by Indebtedness).

"Collateral" means all of the Equipment, General Intangibles, Inventory, Receivables, the PRANA Note, the Machine Specialists Note, and the shares of stock and membership interests described in the Collateral Pledge Agreement, and any shares of stock, membership interests or partnership interests acquired by the Borrower at any time in the future, together with all substitutions and replacements for and products of any of the foregoing Collateral and together with proceeds of any and all of the foregoing Collateral and, in the case of all tangible Collateral, together with all accessions and together with (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

"Collateral Pledge Agreement" means the collateral pledge agreement executed by the Borrower in favor of the Lender pursuant to which the Borrower grants the Lender a security interest in the PRANA Note, the Machine Specialists Note, the membership interest owned by the Borrower in SUTA, L.L.C., and the stock of the Subsidiaries owned by the Borrower.

"Debt Service" means for any specified period, the sum of (i) Total Interest (excluding for purposes of the definition of Debt Service only, interest which accrues on the Term Loan at the Accrual Rate) plus (ii) scheduled principal amortization of all interest bearing Indebtedness, including all mandatory prepayments required under Section 2.5 hereof.

"Debt Service Coverage Ratio" means Cash Available for Debt Service divided by Debt Service.

"Debt Subordination Agreements" means collectively, the Debt Subordination Agreements executed by John J. Baggett, Tony W. Baggett, Kelley O'Neal, Dan Giger and the Sellers.

"Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

"Environmental Laws" has the meaning specified in Section 5.12 hereof.

"Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means, any Person who is a member of a "controlled group of corporations" (within the meaning of ERISA) with the Borrower.

"Event of Default" has the meaning specified in Section 8.1 hereof.

"Excess Cash Flow" means, for any specified period, the sum of (i) net income (net of any deferred income tax entries), plus (ii) interest which accrues on the Term Loan at the Accrual Rate, plus (iii) amortization of intangibles, plus
(iv) depreciation, minus (v) Capital Expenditures (exclusive of Capital Expenditures to the extent financed by Indebtedness), minus (vi) scheduled principal amortization of all interest bearing Indebtedness.

"Floating Rate" means an annual rate equal to the sum of the Base Rate plus three percent (3.0%), which Floating Rate shall change when and as the Base Rate changes.

"General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

"Guarantor" means PRANA.

"Guarantor Documents" means the Guaranty, the Option to Purchase Warrant and the Trademark Mortgage as the same may be amended from time to time.

"Guaranty" means the guaranty by corporation executed by the Guarantor in favor of the Lender with respect to the Obligations.

"Indebtedness" means collectively, (i) all items which in accordance with generally accepted accounting principles, would be included on the liabilities side of a balance sheet as of the date which Indebtedness is to be determined excluding capital stock, surplus capital and retained earnings, (ii) all indebtedness secured by any mortgage, pledge, security interest or lien existing on property owned subject to such mortgage, pledge security interest or lien whether or not the indebtedness secured thereby shall have been assumed, (iii) all amounts representing the capitalization of rentals in accordance with generally accepted accounting principles, and (iv) all guaranties, endorsements and other contingent obligations.

"Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

"Loan Documents" means this Agreement, the Debt Subordination Agreements, the Note, and the Collateral Pledge Agreement, as the same may be amended from time to time.

"Machine Specialists" means Machine Specialists, Inc., a Tennessee corporation.

"Machine Specialists Note" means that certain Subordinated Convertible Debenture of even date herewith executed by Machine Specialists and payable to the order of the Lender in the original principal amount of $300,000.

"Maturity Date" means February 28, 1998.

"Merger" means individually and collectively, (i) the merger of PRANA Memphis into Pallet Supply effective on or about the date hereof.

"Merger Documents" means the executed agreement and articles of merger merging Pallet Supply and PRANA Memphis, and all agreements attached thereto and executed pursuant thereto.

"Note" means the Advancing Term Note of the Borrower payable to the order of the Lender in substantially the form attached hereto as Exhibit A.

"Obligations" has the meaning specified in Section 3.1 hereof.

"Option to Purchase Warrant" means the option to purchase warrant executed by the Guarantor in favor of the Lender.

"Pallet Supply" means Pallet Supply Co., Inc., a Tennessee corporation.

"Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Plan" means an employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of ERISA.

"PRANA" means Pallet Recycling Associates of North America, Inc., a Minnesota corporation.

"PRANA Memphis" means PRANA Memphis, Inc., a Minnesota corporation.

"PRANA Note" means the Demand Promissory Note of even date herewith executed by the Guarantor and payable to the order of the Borrower in the original principal amount of $700,000.

"Premises" means all premises where the Borrower conducts its business and has any rights of possession, including (without limitation) the premises located at 2665 Long Lake Road, Suite 120, Roseville, Minnesota 55113.

"Receivables" means each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

"Release Agreements" means collectively, the agreements executed by Otto Packaging, Inc.; Jeffrey E. Otto and Judy M. Otto; BVS, Inc.; Orville Roberts, Theodore Shepherd and Edward Van; Harris Supply Company, Inc.; Charles S. Harris; Pallet Source, Inc.; George Gustafson; Quality Pallet, Inc.; James W. Brill and Terry L. Brill; Hurt's Pallet & Sales, Inc.; Robert F. Jarvis and Judith A. Jarvis; Pallet City, Inc.; Donald J. Matre, Ronald J. Matre, Ronald A. Matre, Thomas R. Matre and Tracy Matre-Waring, pursuant to which each of said parties agrees to release certain rights of such party to cause an exchange of certain preferred stock of the Guarantor for certain common stock of the subsidiary of the Guarantor described therein and agrees to eliminate certain restrictions with respect to the business and operations of the Guarantor.

"Release Notes" means, collectively and individually, the following notes, each of even date herewith, executed by the Guarantor, and payable to the following parties in the following principal amounts:


        Holder                                 Principal Amount

        James W. Brill                           $     190,811
        Terry L. Brill                                 127,207
        Charles S. Harris                               50,000
        Donald J. Matre                                214,820
        Ronald J. Matre                                102,740
        Ronald A. Matre                                102,740
        Thomas R. Matre                                 23,350
        Tracy Matre-Waring                              23,350

"Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

"Security Interest" has the meaning specified in Section 3.1 hereof.

"Sellers" means collectively, James J. Doyle, Lisa B. Doyle, Dawn Christine Crenshaw, Lisa Ann Chayer, James J. Doyle II, Kris Chayer, Gregory B. Crenshaw, Tabitha Doyle Barkley, Teri Leigh Doyle and Clay Barkley.

"Subsidiary" means any corporation or limited liability company of which more than 50% of the outstanding shares of capital stock or membership interests, as the case may be, having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, of the board of governors of such limited liability company, as the case may be, irrespective of whether or not at the time stock or membership interests, as the case may be, of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries, including, without limitation, the Subsidiaries described on Exhibit B attached hereto.

"Term Loan" has the meaning specified in Section 2.1 hereof.

"Termination Date" means June 30, 1996.

"Total Assets" means, as of the date of the determination, all assets of the Borrower as of such date which should properly be classified as assets on a balance sheet of the Borrower, prepared in accordance with generally accepted accounting principles, consistently applied. Notwithstanding the foregoing definition of Total Assets, all unrealized appreciation, increases in value and loans to officers, shareholders or employees of the Borrower shall be excluded in determining the amount of Total Assets.

"Total Interest" means, for any specified period, all interest accrued within such period on all Indebtedness (including, without limitation, interest which accrues on the Term Loan at the Accrual Rate).

"Trademark Mortgage" means the trademark mortgage executed by the Guarantor in favor of the Lender with respect to the trademarks described therein.

"UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.12 hereof as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

"Upstreamed Cash" means, for any specified period, (i) all cash transferred, paid or credited to the Guarantor by the Borrower or its Subsidiaries on a consolidated basis, including, without limitation, cash transferred, paid or credited in the form of dividends, loans, advances or management fees, minus
(ii) all cash transferred or paid by the Guarantor to the Borrower.

                                   ARTICLE II.

              Amount and Terms of the Advancing Term Loan Facility

Section 2.1 Advancing Term Loan. The Lender agrees, on the terms and subject to the conditions herein set forth, to make Advances to the Borrower from time to time during the period from the date hereof to and including the Termination Date or the earlier date of termination in whole of the Advancing Term Loan Facility pursuant to Section 8.2 hereof with the total aggregate amount of such Advances not to exceed $2,600,000, which Advances shall be secured by the Collateral as provided in Article III hereof. The Advancing Term Loan Facility shall be an advancing term loan facility and shall not be a revolving facility. The maximum aggregate amount which the Lender agrees to advance hereunder is $2,600,000 irrespective of whether any Advances are prepaid, provided, that the Lender shall not advance more than $2,400,000 hereunder unless and until either
(i) the Guarantor or the Borrower has satisfied its obligation to pay $100,000 to John J. Baggett and $100,000 to Tony W. Baggett pursuant to Section 6.16 hereof, or (ii) the "puts" of said individuals under Section 7.05 of that certain Agreement and Plan of Reorganization dated May 22, 1995 by and between among other parties, said individuals and the Guarantor, have ceased to exist as a result of the completion of an initial public offering of common stock by the Borrower or the Guarantor prior to June 30, 1996 at an initial offering price of no less than $5.00 per share. The Borrower agrees to comply with the following procedures in requesting Advances under this Section 2.1:

         (a) The Borrower will not request any Advance under this Section 2.1, if, after giving effect to such requested Advance, the total aggregate amount of all Advances under this Section 2.1 or otherwise will exceed $2,600,000;

         (b) Each request for an Advance under this Section 2.1 shall be made to the Lender prior to 11:00 a.m. (Minneapolis time) three Banking Days prior to the requested date of funding of the Advance by the Borrower. Each request for an Advance shall be made in writing specifying the date of the requested Advance and shall be accompanied by any items required by the Lender pursuant to Section 4.2(2) hereof and by a certificate executed by an officer of the Borrower indicating the Borrower's proposed use of the funds to be advanced pursuant to the requested Advance and shall be by (i) any officer of the Borrower; or
         (ii) any person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Lender; or (iii) any person reasonably believed by the Lender to be an officer of the Borrower or such a designated agent.

         (c) Upon fulfillment of the applicable conditions set forth in Article IV hereof, the Lender shall disburse loan proceeds by crediting the same to the Borrower's demand deposit account maintained at the Lender unless the Lender and the Borrower shall agreed in writing to another manner of disbursement. The Borrower shall be obligated to repay all Advances under this Section 2.1 notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for an Advance under this Section 2.1 shall be deemed to be a representation by the Borrower that (i) the conditions set forth in
         Section 2.1(a) hereof has been met, and (ii) the conditions set forth in Section 4.2 hereof have been met as of the time of their request.

Section 2.2 Note. All advances made by the Lender under this Article II shall be evidenced by and repayable with interest in accordance with the Note. The principal of the Note shall be due and payable in accordance with Section 2.5 hereof and on or before the Maturity Date or upon acceleration by the Lender pursuant to Section 8.2 hereof. The Borrower may prepay the Note in accordance with Section 2.4 hereof.

Section 2.3  Interest.

         (a) The principal of the Advances outstanding from time to time during any month shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the Floating Rate; provided that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Interest accruing at the Floating Rate on the principal balance of the Advances outstanding from time to time shall be due and payable on the last day of each month and on the Maturity Date or earlier upon the earlier of acceleration (pursuant to Section 8.2 hereof) or prepayment in full.

         (b) In addition to the interest which accrues at the Floating Rate as provided in Section 2.3(a) above, interest shall also accrue on the principal of the Advances outstanding from time to time (computed on the basis of actual days elapsed in a 360 day year) at the Accrual Rate; provided however, that in no event shall the combined rate of interest under Sections 2.3(a) and (b) result in a rate greater than the highest rate permitted by law. Interest accruing at the Accrual Rate on the principal balance of the Advances outstanding from time to time shall be compounded monthly and shall be due and payable on the earlier of (i) the Maturity Date, or (ii) acceleration (pursuant to Section 8.2 hereof), or (iii) upon prepayment in full, or (iv) at the option of the Lender, upon the closing of a private placement of any of the Borrower's or the Guarantor's stock.

Section 2.4 Voluntary Prepayment. Except as otherwise provided herein, the Borrower may, in its discretion, prepay the Advances in whole at any time or from time to time in part, provided, however, that the Borrower will give Lender notice of any optional prepayment, said notice to be given not later than five
(5) business days prior to the prepayment date and to specify the prepayment date and the proposed amount to be prepaid. Such optional prepayments may be made only on the first business day of any calendar month. Each optional prepayment shall be in integral multiples of $25,000, and in an amount at least equal to $100,000 or, if less, the remaining outstanding balance due. Notwithstanding the foregoing, in the event the Borrower or any Subsidiary enters into any working capital financing arrangement with the Lender or any affiliate of the Lender, no optional prepayments shall be made of the Advances unless no default or event of default exists under any of the documents evidencing any such financing arrangement(s), or would be caused by such prepayment.

Section 2.5  Mandatory Prepayment.

         (a) Without notice or demand, if the sum of the aggregate amount of all Advances shall at any time exceed $2,600,000 (or $2,400,000 during the period of time aggregate Advances are limited to $2,400,000 pursuant to
         Section 2.1), the Borrower shall immediately prepay the Advances to the extent necessary to reduce the sum of the aggregate amount of all Advances to $2,600,000, or $2,400,000 as the case may be, and the Borrower shall not thereafter be entitled to request any further Advance.

         (b) Within thirty (30) days after the last day of each of the Borrower's fiscal quarters (commencing with the fiscal quarter ending September 30, 1996) in which any principal indebtedness under the Term Note shall be outstanding, the Borrower shall pay, without demand, mandatory prepayments of principal on the Advances equal to (i) fifty percent (50%) of the Borrower's Excess Cash Flow for such fiscal quarter, minus (ii) any optional prepayments made during such fiscal quarter pursuant to Section 2.4 hereof. The Borrower shall prepay the Advances in full within one (1) Banking Day following the Borrower's or the Guarantor's receipt of the proceeds of an initial public offering of any of the Borrower's or the Guarantor's stock.

         (c) Any payment received by the Lender under this Section 2.5 or under
         Section 2.4 may be applied to the Advances, including interest thereon and any fees, commissions, costs and expenses hereunder in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

Section 2.6 Payment. All payments of principal of and interest on the Advances shall be made to the Lender in immediately available funds. The Borrower hereby authorizes the Lender to charge against the Borrower's accounts with the Lender an amount equal to the principal and accrued interest from time to time due and payable to the Lender hereunder (and any fees, costs, or expenses or other amounts hereunder or under the Loan Documents or the Guarantor Documents (including, without limitation, any amounts paid by the Lender to John J. Baggett and Tony W. Baggett pursuant to Section 6.16 hereof) and further authorizes the Lender, in its discretion at any time or from time to time without request by the Borrower, to make an Advance under the Advancing Term Loan Facility to the extent necessary to pay any such amounts.

Section 2.7 Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

Section 2.8  Intentionally Omitted.

Section 2.9 Liability Records. The Lender may maintain from time to time, at its discretion, liability records as to the outstanding balance of the Advances made and interest accrued or paid under this Agreement. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. On demand by the Lender, the Borrower will admit and certify in writing the exact principal balance that the Borrower then asserts to be outstanding to the Lender under this Agreement. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless specific written notice of exception is given to the Lender by the Borrower within 45 days after its receipt by the Borrower.

Section 2.10 Setoff. The Borrower agrees that following the occurrence of an Default or an Event of Default, the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligations whether or not due. In addition, each other Person holding a participating interest in any Advances made to the Borrower by the Lender shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

Section 2.11  Fees.

         (a) The Borrower hereby agrees to pay the Lender a fully earned and non-refundable origination fee of $25,190.00 due and payable upon the execution of this Agreement.

         (b) The Borrower hereby agrees to pay the Lender, on demand, audit fees at the Lender's current standard rate (which is currently $400 per day per auditor as of the date hereof) as the same changes from time to time, in connection with any audits or inspections by the Lender of any collateral or the operations or business of the Borrower, together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

Section 2.12 Capital Adequacy. If the Lender shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the date hereof, any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or its parent corporation with any guideline or request issued after the date hereof regarding capital adequacy (whether nor not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's or the Lender's parent corporation's capital as a consequence of the Lender's obligations hereunder to a level below that which the Lender or its parent corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy and those of the Lender's parent corporation) by an amount deemed to the Lender or its parent corporation to be material, then from time to time on demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or its parent corporation for such reduction. Certificates of the Lender sent to the Borrower from time to time claiming compensation under this Section, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Lender hereunder shall be conclusive absent manifest error. In determining such amounts, the Lender or its parent corporation may use any reasonable averaging and attribution methods.

                                  ARTICLE III.

                                Security Interest

Section 3.1 Grant of Security Interest. The Borrower hereby assigns and grants to the Lender a security interest (collectively referred to as the "Security Interests") in the Collateral, as security for the payment and performance of each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of the Borrower arising under this Agreement or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into; all such debts, liabilities and obligations are herein collectively referred to as the "Obligations").

Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time (before or after the occurrence of an Event of Default) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as agent and attorney in fact of the Borrower, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether before or after the occurrence of any Event of Default, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

Section 3.4  Intentionally Omitted.

Section 3.5 License. The Borrower hereby grants to the Lender a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral following an Event of Default.

                                   ARTICLE IV.

                              Conditions of Lending

Section 4.1 Conditions Precedent to the Initial Advance under the Term Loan. The obligation of the Lender to make the initial Advance under the Term Loan shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

         (a) This Agreement, properly executed on behalf of the Borrower.

         (b) The Note, properly executed on behalf of the Borrower.

         (c) A true and correct copy of the lease pursuant to which the Guarantor leases the premises located at 2665 Long Lake Road, Suite 120, Roseville, Minnesota 55113.

         (d) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower, and (ii) no financing statements have been filed and remain in effect against the Borrower, except those financing statements relating to liens permitted pursuant to Section 7.1 hereof and those financing statements filed by the Lender.

         (e) Current searches of appropriate filings officers showing all financing statements filed of record against the Subsidiaries described on Exhibit B attached hereto.

         (f) A certificate of the Chief Executive Officer of the Borrower, certifying as to (i) the resolutions of the directors of the Borrower, authorizing the execution, delivery and performance of the Loan Documents, and the documents related thereto; (ii) the articles of incorporation and bylaws of the Borrower, and (iii) the signatures of the officers or agents of the Borrower authorized to execute and deliver the Loan Documents, and the documents related thereto and other instruments, agreements and certificates on behalf of the Borrower.

         (g) A certificate of the President of the Guarantor, certifying as to
         (i) the resolutions of the directors of the Guarantor, authorizing the execution, delivery and performance of the Guarantor Documents, and the documents related thereto; (ii) the articles of incorporation and bylaws of the Guarantor, and (iii) the signatures of the officers or agents of the Guarantor authorized to execute and deliver the Guarantor Documents, and the documents related thereto and other instruments, agreements and certificates on behalf of the Guarantor, and (iv) the share designation resolutions adopted by the directors of the Borrower creating the Preferred Stock and the Class Two Preferred Stock of the Borrower.

         (h) A certificate of good standing (or equivalent certificate) of the Borrower and the Guarantor duly issued (with no exceptions) by the Secretary of State of the State of Minnesota and each and every other state in which the Borrower or the Guarantor, as the case may be, is qualified to do business.

         (i) True and correct copies of the Release Notes, duly executed by the Borrower.

         (j) The Release Agreements, duly executed by the parties thereto.

         (k) An opinion of counsel to the Borrower and the Guarantor, addressed to the Lender.

         (l) The Option to Purchase Warrant, duly executed by the Guarantor.

         (m) Certificates of the insurance required hereunder, with all liability insurance with respect to the Borrower, the Subsidiaries and the Guarantor naming the Lender as an additional insured.

         (n) The Guaranty, properly executed by the Guarantor.

         (o) A true and correct copy of the Acquisition Documents, together with a certificate executed by the Guarantor and the Sellers which are a party thereto certifying that the closing contemplated by all of the Acquisition Documents has been consummated in accordance with the terms of the Acquisition Documents, without resort to any provision thereof permitting the waiver by any party thereto of any condition, obligation, representation, warranty, covenant or other requirement except as disclosed and consented to by the Lender, and the Lender shall have received such evidence as it shall deem satisfactory to the consummation of the acquisition in accordance with the terms of the Acquisition Documents.

         (p) A certificate certifying that any and all the documents (including, but not limited to, letters of intent) heretofore executed by the Guarantor with respect to the proposed acquisitions of Summers Pallet Service, Inc., a Texas corporation, American Pallet Recyclers, Inc., a Texas corporation, The Pallet Factory, Inc., a Tennessee corporation, C&C Pallet, Inc., a Missouri corporation, and Central Pallet, Inc., a Missouri corporation, have been assigned to the Borrower, and that there are no other acquisitions proposed by the Guarantor as of the date hereof with respect to which any documents have been executed. Executed copies of such assignments shall also be delivered to the Lender.

         (q) A true and correct copy of the Merger Documents, together with a certificate certifying that the Merger contemplated by the Merger Documents has been consummated in accordance with the terms of the Merger Documents, without resort to any provision thereof permitting the waiver by any party thereto of any condition, obligation, representation, warranty, covenant or other requirement except as disclosed and consented to by the Lender.

         (r) The Collateral Pledge Agreement, duly executed by the Borrower, together with the original PRANA Note and the Machine Specialists Note, endorsed to the Lender, and together with the original stock certificates for the shares described therein and the original certificates for the membership interests described therein and duly executed stock powers (and an equivalent document for the membership interests) with respect to each such certificate.

         (s) A certificate executed by the Borrower certifying as to certain information with respect to the shares of stock and membership interests, as the case may be, owned by the Borrower.

         (t) UCC-1 financing statements, duly executed by the Borrower and satisfying the requirements of Section 5.14.

         (u) Payment of the fees due under Section 2.11 hereof and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 9.7 hereof.

         (v) The Assignment of Seller's Representations and Warranties duly executed and delivered by the parties thereto.

         (w) The Debt Subordination Agreements duly executed by the parties thereto and acknowledged by the Borrower.

         (x) The Trademark Mortgage, duly executed by the Guarantor.

         (y) A certificate executed by the Borrower indicating the Borrower's proposed use of the funds to be advanced pursuant to the initial Advance.

         (z) Such other documents as the Lender in its reasonable discretion may require.

Section 4.2 Conditions Precedent to all Advances. The Obligation of the Lender to make each Advance shall be subject to the further conditions precedent that on such date:

         (a) The representations and warranties contained in Article V hereof are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

         (b) No event has occurred and continuing or would result from such Advance which constitutes a Default or an Event of Default;

         (c) The Borrower has complied in all respects with the provisions of
         Section 2.1(b) with respect to any Advance other than the initial Advance, and the proposed uses of the funds to be advanced pursuant to such proposed Advance are acceptable to the Lender in its sole discretion; and

         (d) The Borrower has executed and/or delivered, as the case may be, any and all other documents, instruments, agreements, certificates, materials and information as the Lender may require in its sole discretion.

                                   ARTICLE V.

                         Representations and Warranties

The Borrower represents and warrants to the Lender as follows:

Section 5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations. The Borrower and each Subsidiary in existence as of the date hereof is a corporation duly incorporated, validly existing and in good standing under the laws of, in the case of the Borrower, the State of Minnesota, and, in the case of each Subsidiary, the state of its incorporation, and is or within thirty (30) days of the date hereof will be duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower and each Subsidiary has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and the Borrower has all requisite power, corporate or otherwise, execute and deliver, and to perform all of its obligations under, the Loan Documents. During its corporate existence, the Borrower has done business solely under the names set forth in Exhibit B hereto. The chief executive office and principal place of business of the Borrower is located at the address set forth in Exhibit B hereto, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Exhibit B hereto.

Section 5.2 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by (i) the Borrower of the Loan Documents and the borrowing hereunder, and (ii) PRANA Memphis of the Acquisition Documents and the Merger Documents, have been duly authorized by all necessary corporate action and do not and will not (a) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, (b) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or PRANA Memphis, as the case may be, or of the Articles of Incorporation or Bylaws of the Borrower or PRANA Memphis, as the case may be, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower, or PRANA Memphis, as the case may be, is a party or by which it or its properties may be bound or affected, or (d) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interests) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or PRANA Memphis, as the case may be.

Section 5.3 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

Section 5.4 Subsidiaries. Except as set forth in Exhibit B attached hereto, the Borrower has no Subsidiaries. The Borrower owns, with power to vote, all of the issued and outstanding stock of the Subsidiaries.

Section 5.5 Financial Condition; No Adverse Change. The Borrower has heretofore furnished to the Lender consolidated audited financial statements of the Guarantor for the fiscal year ended December 31, 1993, and consolidated unaudited financial statements of the Guarantor for the fiscal year ended December 31, 1994, and for the month and fiscal year-to-date ended May 31, 1995, and those statements fairly present the financial condition of the Guarantor on the dates thereof and the results of their operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Guarantor or its affiliates, or the Borrower or its Affiliates.

Section 5.6 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Affiliates, or the properties of the Borrower or any of its Affiliates, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to such Person, would have a material adverse effect on such Person's financial condition, properties or operations.

Section 5.7 Regulation U. Neither the Borrower nor any of its Affiliates is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Section 5.8 Taxes. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

Section 5.9 Titles and Liens. The Borrower has good and absolute title to all Collateral and all other properties and assets reflected in the latest balance sheet referred to in Section 5.5 hereof and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for (i) mortgages, security interests and liens permitted by Section 7.1 hereof, and
(ii) in the case of any such property which is not Collateral or other collateral described in the Loan Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower as presently conducted. No financing statement naming the Borrower as debtor is on file in any office except to perfect only security interests permitted by Section 7.1 hereof.

Section 5.10 Plans. Except as disclosed on Exhibit F attached hereto, neither the Borrower nor any of its ERISA Affiliates maintains or has maintained any Plan. Neither the Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrower nor any of its ERISA Affiliates has:

         (a) Any accumulated funding deficiency within the meaning of ERISA; or

         (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

Section 5.11 Default. The Borrower and each of its Affiliates is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the financial condition, properties or operations of the Borrower or such Affiliate, as the case may be.

Section 5.12 Environmental Protection. The Borrower and its Affiliates have all obtained all permits, licenses and other authorizations which are required under federal, state and local laws and regulations relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at the Borrower's or such Affiliate's, as the case may be, facilities or in connection with the operation of their respective facilities. The Borrower and its Affiliates and all activities of the Borrower and its Affiliates at their respective facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to the Borrower or such Affiliate with respect thereto. The Borrower and its Affiliates are also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which the Borrower is aware. The Borrower is not aware of, nor has the Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability for the Borrower or any of its Affiliates under, any Environmental Laws.

Section 5.13 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower and its Affiliates in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

Section 5.14 Financing Statements. The Borrower has provided to the Lender signed financing statement sufficient when filed to perfect the Security Interests and the other security interests created by the Loan Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Loan Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Loan Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

Section 5.15 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Loan Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

Section 5.16 Acquisition Documents. The Agreement and Plan of Reorganization by and among PRANA Memphis, the Guarantor and Pallet Supply dated as of June 9, 1995, and all exhibits and schedules thereto and the documents related thereto (collectively, the "Acquisition Documents") and the agreement and articles of merger relating to Pallet Supply and PRANA Memphis, copies of which have been delivered to the Lender, are true and correct and together comprise full and complete copies of all agreements among the parties thereto, with respect to the transactions contemplated by such Acquisition Documents, and there are no oral agreements or understandings not contained therein relating to or modifying the substance thereof. The Acquisition Documents are in full force and effect and have not been further amended, terminated, rescinded or withdrawn, and no material provision has been waived by any party thereto.

Section 5.17 Merger Documents. The Merger Documents and all exhibits and schedules thereto, copies of which have been delivered to the Lender, are true and correct copies thereof and together comprise full and complete copies of all agreements among Pallet Supply and PRANA Memphis with respect to the Merger, and there are no oral agreements or understandings not contained therein relating to or modifying the substance thereof. The Merger Documents are or will be as of the date hereof, in full force and effect and have not been further amended, terminated, rescinded or withdrawn and no material provision has been waived by any party thereto, except with the written consent of the Lender.

Section 5.18 Prior Activities. Prior to the date hereof, the Borrower did not incur directly or through any Affiliate or Subsidiary, any liabilities or obligations or engage in any transactions other than the transaction contemplated hereby.

Section 5.19  Solvency.

         (a) Immediately following the closing of the transactions contemplated hereby including, without limitation, the Merger, the fair saleable value of the Borrower as a going concern will exceed the amount that will be required to be paid in respect to the existing debts and other liabilities (including all contingent liabilities except those contingent liabilities arising under the Acquisition Documents which have not yet accrued) of the Borrower as they mature.

         (b) The Borrower does not and will not have, immediately following the closing of the transactions contemplated hereunder, unreasonably small capital to carry out its business as conducted or as proposed to be conducted.

         (c) The Borrower does not intend to and does not believe that it will incur debts beyond its ability to pay such debts as they mature.

Section 5.20 Trademarks and Patents. Except as set forth on Exhibit E attached hereto, the Borrower does not own any interest in any copyrights, patents or trademarks that are registered under either federal or state law.

Section 5.21 Ownership of Guarantor. All issued and outstanding capital stock of the Guarantor (whether common or preferred) is held by the Persons and in the amounts set forth on Exhibit G attached hereto.

                                   ARTICLE VI.

                      Affirmative Covenants of the Borrower

So long as the Note shall remain unpaid or the Advancing Term Loan Facility shall be outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

Section 6.1 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

         (a) as soon as available, and in any event within one hundred twenty
         (120) days after the end of each fiscal year of the Borrower audited financial statements of the Borrower prepared on a consolidating basis with the Guarantor with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the consolidating balance sheets of the Borrower and the Guarantor as at the end of such fiscal year and the related consolidating statements of income, retained earnings and cash flows of the Borrower and the Guarantor for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Subsidiary, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the financial statements referred to in Section 5.5 hereof, together with (i) copies of any management letters delivered by the accounting firm in connection with such audited financial statements, (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.11, 6.12, and 7.18, and (iii) a certificate of an authorized officer of the Borrower stating that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 5.5 hereof and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

         (b) as soon as available and in any event within twenty-five (25) days after the end of each fiscal month of the Borrower, an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower prepared on a consolidating basis with the Guarantor as of the end of and for such month, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Subsidiary, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Section 5.5 hereof, subject to year-end audit adjustments; and accompanied by a certificate of an authorized officer of the Borrower, substantially in the form of Exhibit D hereto stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Section 5.5 hereof, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.11, 6.12 and 7.18 hereof;

         (c) at least thirty (30) days before the beginning of each fiscal year of the Borrower, the consolidating projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the good faith projections of the Borrower and certified by an authorized officer the Borrower as being the most accurate projections available, together with such supporting schedules and information as the Lender may in its reasonable discretion require;

         (d) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or any Affiliate of the type described in Section 5.6 hereof or which seek a monetary recovery against the Borrower or such Affiliate in excess of $25,000;

         (e) as promptly as practicable (but in any event not later than five business days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Loan Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

         (f) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan or with respect to any plan maintained by an Affiliate has occurred, the statement of the president of the Borrower or such Affiliate setting forth details as to such Reportable Event and the action which the Borrower or such Affiliate proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

         (g) as soon as possible, and in any event within 10 days after the Borrower or any Affiliate fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the president of the Borrower or such Affiliate setting forth details as to such failure and the action which the Borrower or such Affiliate proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

         (h) promptly upon knowledge thereof, notice of (i) any disputes or claims by customers of the Borrower or any of its Affiliates where the amount of such dispute or claim exceeds $25,000; (ii) any goods returned to or recovered by the Borrower or any Affiliates when the value of the goods so returned exceeds $25,000, and (iii) any change in the persons constituting the officers and directors of the Borrower or any Affiliate;

         (i) promptly upon knowledge thereof, notice of any material loss of or material damage to any Collateral or other collateral covered by the Loan Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

         (j) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower or any Affiliate shall have sent to its stockholders;

         (k) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower or any Affiliate shall file with the Securities and Exchange Commission or any national securities exchange;

         (l) promptly upon knowledge thereof, notice of the violation by the Borrower or any Affiliate of any law, rule or regulation, the non-compliance with which could materially and adversely affect its business or its financial condition; and

         (m) from time to time, upon request by the Lender, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information.

Section 6.2 Books and Records; Inspection and Examination. The Borrower will and will cause all Subsidiaries to keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's and all Subsidiaries' respective businesses and financial conditions and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of the Lender, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower or any Subsidiary at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower or any Subsidiary, and to discuss the affairs of the Borrower or any of its Subsidiaries with any of its directors, officers, employees or agents. The Borrower will and will cause all Subsidiaries to permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Loan Documents or any other property of the Borrower at any time during ordinary business hours.

Section 6.3 Account Verification. The Borrower will and will cause all Subsidiaries to at any time and from time to time upon request of the Lender send requests for verification of accounts or notices of assignment to account debtors and other obligors.

Section 6.4 Compliance with Laws; Environmental Indemnity. The Borrower will and will cause all Subsidiaries to (a) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect such Person's business or such Person's financial condition, and (b) comply with all applicable Environmental Laws and obtain any permits, licenses or similar approvals required by any such Environmental Laws. The Borrower will use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. The Borrower will and will cause all Subsidiaries to indemnify, defend and hold the Lender harmless from and against any claims, loss or damage to which the Lender may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by the Borrower or any Subsidiary or on property owned, leased or controlled by the Borrower or any Subsidiary. This indemnification agreement shall survive the termination of this Agreement and payment of the Obligations.

Section 6.5 Payment of Taxes and Other Claims. The Borrower will and will cause all Subsidiaries to pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interests, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower or any Subsidiary; provided, that the Borrower or such Subsidiary shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 6.6  Maintenance of Properties.

         (a) The Borrower will keep and maintain the Collateral, the other collateral covered by the Loan Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Lender, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

         (b) The Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

         (c) The Borrower will keep all Collateral and other collateral covered by the Loan Documents free and clear of all security interests, liens and encumbrances except the Security Interests and other security interests permitted by Section 7.1 hereof.

Section 6.7 Insurance. The Borrower will and will cause all Subsidiaries to obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times keep all tangible Collateral, if any, insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the benefit of the Lender. All policies of liability insurance required hereunder with respect to the Borrower and the Subsidiaries shall name the Lender as an additional insured.

Section 6.8 Preservation of Corporate Existence. The Borrower will and will cause all Subsidiaries to preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

Section 6.9 Delivery of Instruments, etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrower.

Section 6.10 Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5 and 6.7 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the sum of the Floating Rate and the Accrual Rate, but in no event shall the combined Floating Rate and Accrual Rate exceed the highest rate permitted by law. To facilitate the performance or observance by the Lender of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the delegate of the Lender, acting alone, as the attorney in fact of the Borrower (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.10.

Section 6.11 Debt Service Coverage Ratio. The Borrower will at all times maintain (calculated on a consolidated basis for the Borrower and its Subsidiaries) a Debt Service Coverage Ratio calculated quarterly as of the last day of each fiscal quarter of the Borrower using the actual results of such quarter, of at least 1.3 to 1.0.

Section 6.12 Book Net Worth. The Borrower shall at all times maintain (calculated on a consolidated basis for the Borrower and its Subsidiaries) Book Net Worth calculated quarterly as of the last day of each fiscal quarter of the Borrower of at least $5,300,000.

Section 6.13 Merger Certificate. Within three (3) days of the date hereof, the Borrower shall deliver a certificate of merger and certified copies of the filed articles of merger issued by the Secretaries of State of Minnesota and of Tennessee with respect to the merger of PRANA Memphis and Pallet Supply.

Section 6.14 Acquisitions. In the event the Lender consents to any proposed acquisition pursuant to Section 7.7 hereof, such acquisition shall be consummated by the Borrower or a future Subsidiary of the Borrower and not by PRANA or any of the Affiliates (other than the Borrower or any future Subsidiary of the Borrower).

Section 6.15 Stock of Subsidiaries. The Borrower shall at all times own, with power to vote, all of the issued and outstanding stock of the Subsidiaries.

Section 6.16 Payment under Debt Subordination Agreement. If the Borrower or the Guarantor has not completed an initial public offering of the Borrower's or the Guarantor's common stock by June 30, 1996 at an initial offering price of no less than $5.00 per share, and so long as no Default or Event of Default shall occur as a result of such payment, the Borrower shall pay $100,000 to John J. Baggett and $100,000 to Tony W. Baggett on or before June 30, 1996 in order to make the Debt Subordination Agreement executed by John J. Baggett and Tony W. Baggett in favor of the Lender effective pursuant to Paragraph 17 of such agreement. Notwithstanding the foregoing, the Borrower acknowledges that the Lender reserves the right to make any such payments in the Lender's sole discretion, and in the event the Lender elects to make any such payment, the amount of such payment shall be deemed to be an Advance under the Advancing Term Loan Facility.

Section 6.17 Insurance. By December 31, 1995, the Borrower shall have added all of the Subsidiaries as additional named insureds to the Borrower's master corporate policies of general liability, excess liability or "umbrella" coverage, property, boiler and machinery, crime, automobile and worker's compesnation insurance; provided that the Borrower shall not be required to add any such Subsidiary as an additional named insured with respect to property or worker's compensation insurance if such Subsidiary maintains such insurance under seprate policies and otherwise in compliance with the terms of this Agreement.

Section 6.18 Foreign Trademarks. The Borrower has advised the Lender that it intends to register the "PRANA" trademark and design in Canada and Mexico. The Borrower agrees to advise the Lender from time to time as to the status of such registrations and to execute such documents as the Lender may request pursuant to Section 9.5 hereof to allow the Lender to perfect its Security Interest in such trademarks.

                                  ARTICLE VII.

                               Negative Covenants

So long as the Note shall remain unpaid or the Advancing Term Loan Facility shall be outstanding, the Borrower agrees that, without the prior written consent of the Lender:

Section 7.1 Liens and Capitalized Leases. The Borrower will not and will not permit any Subsidiary to (i) create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness, or
(ii) incur any lease obligations which are required to be capitalized on the balance sheet ("Capitalized Lease Obligations"); excluding, however, from the operation of the foregoing:

         (a) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Exhibit C hereto, securing indebtedness for borrowed money permitted under
         Section 7.2 hereof;

         (b) the Security Interests; and

         (c) purchase money security interests (as such term is defined in Section 9-107 of the UCC) or Capitalized Lease Obligations relating to the acquisition of machinery and equipment of the Borrower so long as the Borrower is in, and maintains, compliance with every other provision of this Agreement;

         (d) liens granted by any Subsidiary to the Lender or any Affiliate of the Lender.

Section 7.2 Indebtedness. The Borrower will not and will not permit any Subsidiary to incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations or any Capitalized Lease Obligations, except:

         (a) indebtedness arising hereunder;

         (b) indebtedness or Capitalized Lease Obligations of the Borrower or any Subsidiary in existence on the date hereof and listed in Exhibit C hereto; and

         (c) indebtedness or Capitalized Lease Obligations relating to liens permitted in accordance with Section 7.1(c) hereof, so long as the total aggregate amount of all such indebtedness and Capitalized Lease Obligations (whether payable currently or in the future) outstanding at any time does not exceed $200,000; and

         (d) indebtedness of any Subsidiary to the Lender or any affiliate of the Lender, so long as the total aggregate amount of all such indebtedness of all such Subsidiaries to the Lender and all of its Affiliates outstanding at any time does not exceed $2,300,000.

Section 7.3 Guaranties. The Borrower will not and will not permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

         (a) the endorsement of negotiable instruments by the Borrower or any Subsidiary for deposit or collection or similar transactions in the ordinary course of business; and

         (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in Exhibit C hereto.

Section 7.4  Investments and Subsidiaries.

         (a) The Borrower will not and will not permit any Subsidiary to purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

                  (1) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-l" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                  (2) travel advances or loans to officers and employees of the Borrower not exceeding at any one time an aggregate of $10,000; and

                  (3) advances in the form of progress payments, prepaid rent or security deposits.

         (b) The Borrower will not create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in Exhibit B hereto.

Section 7.5 Dividends. Except as permitted in Section 7.18 hereof, the Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

Section 7.6 Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not and will not permit any Subsidiary to sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business. The Borrower will not and will not permit any Subsidiary to liquidate, dissolve or suspend business operations. The Borrower will not and will not permit any Subsidiary to in any manner transfer any property without prior or present receipt of full and adequate consideration.

Section 7.7 Consolidation and Merger; Asset Acquisitions. The Borrower will not and will not permit any Subsidiary to consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person other than the Merger, and the Acquisition contemplated by the Acquisition Documents. The Lender agrees that so long as no Default or Event of Default has occurred, its consent to any consolidation, merger or acquisition described in this Section 7.7 shall not be unreasonably withheld.

Section 7.8 Sale and Leaseback. The Borrower will not and will not permit any Subsidiary to enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower or such Subsidiary shall sell or transfer any real or personal property owned by the Borrower as of the date hereof, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred.

Section 7.9 Restrictions on Nature of Business. The Borrower will not and will not permit any Subsidiary to engage in any line of business materially different from that presently engaged in by the Borrower or such Subsidiary and will not purchase, lease or otherwise acquire assets not related to its business.

Section 7.10 Intentionally Omitted.

Section 7.11 Accounting. The Borrower will not and will not permit any Subsidiary to adopt any material change in accounting principles other than as required by generally accepted accounting principles. The Borrower will not and will not permit any Subsidiary to adopt, permit or consent to any change in its fiscal year.

Section 7.12 Discounts, etc. The Borrower will not and will not permit any Subsidiary to, after notice from the Lender (which may only be given if a Default or an Event of Default has occurred and continues to exist), grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold, or at any time (whether before after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower or such Subsidiary.

Section 7.13 Defined Benefit Pension Plans. The Borrower will not and will not permit any Subsidiary to adopt, create, assume or become a party to any defined benefit pension plan.

Section 7.14 Other Defaults. The Borrower will not and will not permit any Subsidiary to permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower or such Subsidiary.

Section 7.15 Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location; provided that, the Borrower may move, relocate or close any business location (i) upon thirty (30) days prior written notice to the Lender, and (ii) upon delivery to the Lender of such documents, instruments and agreements as the Lender may require. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interests. The Borrower will not change its name.

Section 7.16 Organizational Documents; S Corporation Status. The Borrower will not and will not permit any Subsidiary to amend its certificate of incorporation, articles of incorporation or bylaws. The Borrower will not and will not permit any Subsidiary to become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended.

Section 7.17 Salaries; Management Fees. The Borrower will not and will not permit any Subsidiary to pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any director, officer or consultant who is also a shareholder of the Guarantor, or any member of their families, by more than ten percent (10%) in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment. Without limiting the generality of the foregoing, the Lender agrees that if the Borrower's or any Affiliate's board of directors approves a bonus or other compensation plan for officers and key employees of the Borrower or any Affiliate and submits such plan to the Lender, the Lender's consent to payments under such plan in excess of the limitations set forth in this Section 7.17 shall not be unreasonably withheld so long as no Default or Event of Default has occurred.

Section 7.18 Upstreamed Cash. The Borrower will not (calculated on a consolidated basis for the Borrower and its Subsidiaries) pay, transfer or give credit for Upstreamed Cash during any of the following periods in an amount greater than the lesser of (i) the maximum amount which could be paid, transferred or credited to the Guarantor from the Borrower and its Subsidiaries without causing a violation of the Debt Service Coverage Ratio set forth in
Section 6.11 hereof; or (ii) the amount set forth below:

         For the fiscal quarter ending:              Upstreamed Cash
         -----------------------------               ---------------
         September 30, 1995                            $  800,000
         December 31, 1995                             $  900,000
         March 31, 1996                                $  950,000
         June 30, 1996                                 $1,000,000
         September 30, 1996                            $  900,000
         December 31, 1996                             $  500,000
         all quarters thereafter                       $  250,000

Notwithstanding the foregoing, following the occurrence of a Default or an Event of Default, the Borrower will not pay, transfer or give credit for any Upstreamed Cash.

Section 7.19 Change in Ownership. The Borrower will not issue or sell any stock of the Borrower so as to change the percentage of voting and nonvoting stock owned by each of the Borrower's shareholders, and the Borrower will not permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any or all of the issued and outstanding stock of the Borrower.

Section 7.20 Payment under Debt Subordination Agreement. If a Default or an Event of Default has occurred or will occur as a result of any such payment, or if the Borrower or the Guarantor has completed an initial public offering of the Borrower's or the Guarantor's common stock by June 30, 1996 at an initial offering price of at least $5.00 per share, the Borrower will not pay the $100,000 to either John J. Baggett or Tony W. Baggett necessary to make the Debt Subordination Agreement executed by John J. Baggett and Tony W. Baggett in favor of the Lender effective pursuant to Paragraph 17 of said agreement.

Section 7.21 Payment under Release Notes. The Borrower will not prepay any of the Release Notes. If a Default or an Event of Default has occurred or would occur as a result of such payment, the Borrower will not make any payments (whether of principal, interest or otherwise) under the Release Notes.

                                  ARTICLE VIII.

                     Events of Default, Rights and Remedies

Section 8.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events:

         (a) Default in the payment of any interest on or principal of the Note when it becomes due and payable; or

         (b) Default in the payment of any fees, commissions, costs or expenses required to be paid by the Borrower under this Agreement; or

         (c) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement or of the Guarantor contained in the Guarantor Documents or of any Subsidiary or other Affiliate contained in any document, instrument or agreement now or hereafter entered into by such Subsidiary or other Affiliate with the Lender or any affiliate of the Lender; or

         (d) The Borrower or any Affiliate shall be or become insolvent, or admit in writing its inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Affiliate shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Affiliate, as the case may be; or the Borrower or any Affiliate shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any Affiliate; or any judgment, writ, warrant of attachment, garnishment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Affiliate; or

         (e) A petition shall be filed by or against the Borrower or any Affiliate under the United States Bankruptcy Code naming the Borrower as debtor; or

         (f) Any representation or warranty made by the Borrower in this Agreement or by the Guarantor in any Guarantor Document, or in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any Guarantor Document shall prove to have been incorrect in any material respect when deemed to be effective; or

         (g) The rendering against the Borrower or any Affiliate of a final judgment, decree or order for the payment of money in excess of $25,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution; or

         (h) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower or any Affiliate owed to any Person other than the Lender or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease; or

         (i) Any Reportable Event with respect to the Borrower or any Affiliate, which the Lender determines in good faith might constitute grounds for the termination of any Plan or plan, as the case may be, or for the appointment by the appropriate United States District Court of a trustee to administer any Plan or plan, as the case may be, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower or such Affiliate by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or plan, as the case may be; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or plan, as the case may be, or to appoint a trustee to administer any Plan or plan, as the case may be; or the Borrower or any Affiliate shall have filed for a distress termination of any Plan or plan, as the case may be, under Title IV of ERISA; or the Borrower or any Affiliate shall have failed to make any quarterly contribution required with respect to any Plan or plan, as the case may be, under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the assets of the Borrower or such Affiliate in favor of the Plan or plan, as the case may be; or

         (j) An event of default shall occur under any Loan Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrower hereunder or under any note payable to the order of the Lender; or

         (k) The Borrower or any Affiliate shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the prior written consent of the Lender; or

         (l) The Borrower or any Affiliate shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued; or

         (m) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder; or

         (n) Any breach, default or event of default by or attributable to any Affiliate under any agreement executed in connection herewith or in any agreement executed in connection with any financial accommodation between such Affiliate or any Affiliate and the Lender; or

         (o) Any Guarantor shall repudiate, purport to revoke or fail to perform any such Guarantor's obligations under such Guarantor's Guaranty in favor of the Lender, any individual Guarantor shall die or any other Guarantor shall cease to exist; or

         (p) Any Person shall own or control, directly or indirectly, more than 35% of the issued and outstanding voting stock of the Guarantor.

         (q) Jeffery E. Otto shall fail to serve as Chief Executive Officer of the Guarantor and as President of the Borrower.

         (r) The Guarantor shall be in payment default under any of the Release Notes.

Section 8.2 Rights and Remedies. Upon the occurrence of an Event of Default or at any time thereafter, the Lender may exercise any or all of the following rights and remedies:

         (a) The Lender may, by notice to the Borrower, declare the Advancing Term Loan Facility to be terminated, whereupon the same shall forthwith terminate;

         (b) The Lender may, by notice to the Borrower, declare to be forthwith due and payable the entire unpaid principal amount of the Note then outstanding, all interest accrued and unpaid thereon, all amounts payable under this Agreement and any other Obligations, whereupon the Note, all such accrued interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

         (c) The Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower, including without limitation any funds on deposit with the Lender, whether or not matured, to the payment of the Advances, including interest accrued thereon, and of all other sums then owing by the Borrower hereunder;

         (d) The Lender may, exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

         (e) the Lender may exercise and enforce its rights and remedies under the Loan Documents and under the Guarantor Documents; and

         (f) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 8.1(e) hereof, the entire unpaid principal amount of the Note (whether contingent or funded), all interest accrued and unpaid thereon, all other amounts payable under this Agreement and any other Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

Section 8.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten calendar days prior to the date of intended disposition or other action.

                                   ARTICLE IX.

                                  Miscellaneous

Section 9.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

Section 9.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Section 9.3 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below and, if telecopied, transmitted to that party at its telecopier number set forth below:

         If to the Borrower:

         PRANA Holdings, Inc.
         2665 Long Lake Road, Suite 120
         Roseville, MN 55113
         Telecopier:  (612) 635-0680
         Attention:   Tom Schreier

         If to the Lender:

         Norwest Bank Minnesota, National Association
         Norwest Center
         Sixth Street and Marquette Avenue
         Minneapolis, Minnesota 55479-0089
         Telecopier:  (612) 667-7266
         Attention:  Heidi H. Samuels

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) three (3) days after being deposited in the mail if delivered by mail, (c) one (1) day after the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II hereof shall not be effective until received by the Lender.

Section 9.4 Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

         Name and address of Debtor:

         PRANA Holdings, Inc.
         2665 Long Lake Road, Suite 120
         Roseville, MN 55113
         Federal Tax Identification No. 41-1815904

         Name and address of Secured Party:

         Norwest Bank Minnesota, National Association
         Norwest Center
         Sixth and Marquette
         Minneapolis, Minnesota 55479-0089

Section 9.5 Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interests or the rights of the Lender under this Agreement (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interests, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

Section 9.6 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

Section 9.7 Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses, including (without limitation) attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, the Guarantor Documents, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such reasonable costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment and administration of the Loan Documents, the Guarantor Documents, and all such documents and agreements and the creation and perfection of the Security Interests and all such costs, expenses and fees incurred in connection with the performance, collection and enforcement of the Obligations and all such documents and agreements and the protection, satisfaction, foreclosure or enforcement of the Security Interests or any security interest granted by the Guarantor Documents.

Section 9.8 Indemnity. In addition to the payment of expenses pursuant to
Section 9.7 hereof and the environmental indemnity pursuant to Section 6.4 hereof, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents of the foregoing (the "Indemnitees"), from and against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the Guarantor Documents, or the making of the Advances and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with the making of the Advances, this Agreement, all other Loan Documents or the Guarantor Documents, or the use or intended use of the proceeds of the Advances; provided, however, that Indemnitees shall not be entitled to any indemnification pursuant to this Section 9.8 if such liabilities, losses, damage, penalties, judgments, suits, claims, costs or expense arise solely as a result of the gross negligence of an Indemnitee (the "Indemnified Liabilities"). If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and reasonably satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligation of the Borrower under this Section 9.8 shall survive the termination of this Agreement and the discharge of the Borrower's other Obligations.

Section 9.9 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the participants, successors or assigns of the Lender.

Section 9.10 Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

Section 9.11 Binding Effect; Assignment; Complete Agreement. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Lender. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.

Section 9.12 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division. The parties waive any right to trial by jury in any action or proceeding based on or pertaining to this Agreement.

Section 9.13 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 9.14 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        PRANA HOLDINGS, INC.


                                        By:
                                             Jeffery E. Otto
                                        Its: President


                                        NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION


                                        By:
                                        Its:





                                                      Exhibit A to Term Loan and
                                                              Security Agreement

                               ADVANCING TERM NOTE

$2,600,000.00                                             Minneapolis, Minnesota
                                                          August ___, 1995

For value received, the undersigned, PRANA Holdings, Inc., a Minnesota corporation (the "Borrower"), hereby promises to pay on February 28, 1998 to the order of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of TWO MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($2,600,000.00), or, if less, the aggregate unpaid amount of all principal advances made by the Lender to the Borrower hereunder, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Term Loan and Security Agreement of even date herewith (the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Note referred to in the Credit Agreement.

This Note is secured, among other things, pursuant to the Credit Agreement, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                             PRANA HOLDINGS, INC.


                                             By:
                                                  Jeffery E. Otto
                                             Its: President



                                                      Exhibit B to Term Loan and
                                                      Security Agreement


                                      Names

                              PRANA Holdings, Inc.


               Chief Executive Office/Principal Place of Business

                         2665 Long Lake Road, Suite 120
                           Roseville, Minnesota 55113


                     Other Inventory and Equipment Locations

                                      NONE

                                  Subsidiaries

                                    BVS, Inc.
                      Pallet Exchange of Kansas City, Inc.
                              Otto Packaging, Inc.
                           Harris Supply Company, Inc.
                     Harris Supply Company of Georgia, Inc.
                              Quality Pallet, Inc.
                           Hurt's Pallet & Sales, Inc.
                               Pallet Source, Inc.
                                Pallet City, Inc.
                            PRANA Oklahoma City, Inc.
                               PRANA Denver, Inc.
                            B&B Pallet Supply Company
                             Pallet Supply Co., Inc.


                                                      Exhibit C to Term Loan and
                                                      Security Agreement



                  Permitted Liens, Indebtedness and Guaranties




                                      Liens

                                  See attached.



                                  Indebtedness

                                  See attached.



                                   Guaranties

                                      NONE



                                                      Exhibit D to Term Loan and
                                                      Security Agreement

                             COMPLIANCE CERTIFICATE

In accordance with our Term Loan and Security Agreement dated as of August ___, 1995 (the "Credit Agreement"), attached are the financial statements of PRANA Holdings, Inc. (the "Borrower") as of and for the month and year-to-date period ended __________, 199___ (the "Current Financials").

I certify that the Current Financials have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in
Section 5.5 of the Credit Agreement, subject to year-end audit adjustments.

Defaults and Events of Default (check one)

         |_| I have no knowledge of the occurrence of any Default or Event of Default under the Credit Agreement which has not previously been reported to you and remedied.

         |_| Attached is a detailed description of all Defaults and Events of Default of which I have knowledge and which have not previously been reported to you and remedied.

For the date and periods covered by the Current Financials, the Borrower is in compliance with the covenants set forth in Sections 6.11, 6.12 and 7.18 of the Credit Agreement, except as indicated below. The calculations made to determine compliance are as follows:

Covenant                                   Actual               Requirement

6.11) Debt Service Coverage Ratio       ____ to ____            1.3 to 1.0

6.12) Book Net Worth                    $________               $5,300,000

7.18) Upstreamed Cash                   $_______________        Maximum $_______



                                         ______________________________________,
                                         _______________ of PRANA Holdings, Inc.




                                                      Exhibit E to Term Loan and
                                                      Security Agreement


                       COPYRIGHTS, PATENTS AND TRADEMARKS

                                      NONE




                                                         Exhibit F to Credit and
                                                         Security Agreement

                                      PLANS

Harris Supply Company, Inc. has an SEP/IRA which is for certain qualified employees. It will be terminated on or before December 31, 1995.



                                                         Exhibit G to Credit and
                                                         Security Agreement

                        STOCK OWNERSHIP OF THE GUARANTOR

                                  See attached.







               FIRST AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT


This Amendment is made as of the ____ day of _____________, 1996 by and between PRANA Holdings, Inc., a Minnesota corporation (the "Borrower"), and Norwest Bank Minnesota, National Association, a national banking association (the "Lender").

                                    Recitals

The Borrower and the Lender have entered into the Term Loan and Security Agreement dated as of August 8, 1995 (the "Credit Agreement").

The Lender has agreed to make certain term loan advances to the Borrower pursuant to the terms and conditions set forth in the Credit Agreement.

The loan advances under the Credit Agreement are evidenced by the Borrower's advancing term note dated as of August 8, 1995, in the maximum principal amount of $2,600,000 and payable to the order of the Lender (the "Note").

All indebtedness of the Borrower to the Lender is secured pursuant to the terms of the Credit Agreement and all other Loan Documents as defined therein (collectively, the "Security Documents") and is guaranteed and secured pursuant to the unconditional guaranty of the Guarantor and the other "Guarantor Documents" defined therein (collectively, the "Guarantor").

The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2. The Credit Agreement is hereby amended as follows:

         (a) Section 2.1(b) of the Credit Agreement is hereby amended to delete the reference to "Section 4.2(2)" therefrom and to substitute the reference to "Section 4.2" therefor.

         (b) Section 2.3(b) of the Credit Agreement is hereby amended to add the phrase "at the Accrual Rate" after the word "monthly" and before the word "and" in the second sentence thereof.

         (c) Section 2.11(a) of the Credit Agreement is hereby amended to delete the numeral "$25,190" therefrom and to substitute the numeral "$26,000" therefor.

         (d) Section 6.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           Section 6.12 Book Net Worth. The Borrower shall at all times maintain (calculated on a consolidated basis for the Borrower and its subsidiaries) Book Net Worth calculated monthly of at least the following amounts as of the following dates:

                                  As of                   Book Net Worth

                                 08/31/95                   $4,000,000
                                 09/30/95                    4,100,000
                                 10/31/95                    4,350,000
                                 11/30/95                    4,450,000
                                 12/31/95                    4,275,000
                                 01/31/96                    4,325,000

                           As of each month end after January 31, 1996, commencing with the month ending February 29, 1996, the minimum Book Net Worth covenant shall be increased by $50,000 over the covenant level for the previous month. For example, the minimum Book Net Worth covenant for February 29, 1996 shall be $4,375,000, for March 31, 1996 shall be $4,425,000, etc.

         (e) Section 7.2(d) of the Credit Agreement is hereby amended in its entirety to read as follows:


                           (d) Revolving and Term Indebtedness of Otto
                           Packaging, Inc., B.V.S., Inc., Quality Pallet, Inc. and Pallet Supply Co., Inc. to Norwest Credit, Inc. in the following maximum aggregate amounts:

                           Company                  Revolving Note    Term Note

                           Otto Packaging, Inc.        $300,000      $  228,000
                           B.V.S., Inc.                $400,000      $  209,000
                           Quality Pallet, Inc.        $400,000      $  123,000
                           Pallet Supply Co., Inc.     $750,000      $  748,000

                           TOTAL, REVOLVING NOTES AND
                            TERM NOTES LISTED ABOVE                  $3,158,000

                           So long as the proceeds of such indebtedness are applied as follows:


                           (i) no more than $2,542,000 of the proceeds of such indebtedness may be used by the Subsidiary incurring such indebtedness to refinance existing indebtedness of such Subsidiary;

                           (ii) no more than $616,000 of the proceeds of such indebtedness may be used by the Subsidiary incurring such indebtedness to fund the working capital growth needs at such Subsidiary; and

                           (iii) no more than $300,000 of the proceeds of such indebtedness may be paid upstream by the Subsidiary incurring such indebtedness to the Borrower for the purpose of funding acquisitions by the Borrower (whether directly by the Borrower or through any present or future Subsidiary of the Borrower), provided that no more than $25,000 of the proceeds of such indebtedness may be expended by the Borrower in connection with any single acquisition.


3. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance thereunder.

4. This Amendment shall be effective upon receipt by the Lender of an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

         (a) The Acknowledgement and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each of the Guarantors.

         (b) Certificate of the President of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the Articles of Incorporation and Bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of the Borrower's President dated as of August 8, 1995 in connection with the execution and delivery of the Credit Agreement, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of the Borrower's President dated as of August 8, 1995, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

         (c) Opinion of the Borrower's counsel as to the matters set forth in paragraphs 5(a) and (b) hereof and as to such other matters as the Lender shall require.

5. The Borrower hereby represents and warrants to the Lender as follows:

         (a) The Borrower has requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

         (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

         (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

6. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

7. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

8. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 4 hereof.

10. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                       PRANA HOLDINGS, INC.


                                       By: ___________________________________
                                           Jeffery E. Otto
                                           Its: President



                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION


                                       By: ___________________________________
                                           Heidi H. Samuels
                                           Its: Assistant Vice President




                   ACKNOWLEDGEMENT AND AGREEMENT OF GUARANTORS


The undersigned, a guarantor of the indebtedness of PRANA Holdings, Inc. (the "Borrower") to Norwest Bank Minnesota, National Association (the "Lender") pursuant to a Guaranty by the Corporation dated as of August 8, 1995 (the "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms his or its obligations to the Lender pursuant to the terms of his or its Guaranty; and (iv) agrees that Section 7.2(d) of the Credit Agreement (which is incorporated into the Guaranty by reference pursuant to Section 17 of the Guaranty) is amended in the same manner that such Section is amended in the foregoing Amendment; and (v) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extent additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his or its Guaranty for all of the present and future indebtedness of the Borrower to the Lender.


                                           PALLET RECYCLING ASSOCIATES OF
                                              NORTH AMERICA, INC.


                                           By: ________________________________
                                               Jeffery E. Otto
                                               Its: President







              SECOND AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT

This Amendment is made as of the ____ day of April, 1996 by and between PRANA Holdings, Inc., a Minnesota corporation (the "Borrower"), and Norwest Bank Minnesota, National Association, a national banking association (the "Lender").

                                    Recitals

The Borrower and the Lender have entered into the Term Loan and Security Agreement dated as of August 8, 1995, as amended by an Amendment dated as of April 5, 1996 (as so amended, the "Credit Agreement").

The Lender has agreed to make certain term loan advances to the Borrower pursuant to the terms and conditions set forth in the Credit Agreement.

The loan advances under the Credit Agreement are evidenced by the Borrower's advancing term note dated as of August 8, 1995, in the maximum principal amount of $2,600,000 and payable to the order of the Lender (the "Note").

All indebtedness of the Borrower to the Lender is secured pursuant to the terms of the Credit Agreement and all other Loan Documents as defined therein (collectively, the "Loan Documents") and is guaranteed pursuant to the unconditional guaranty of the Guarantor defined therein (the "Guarantor").

The Borrower has requested that certain amendments be made to the Credit Agreement and the Guaranty executed by the Guarantor, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2. The Credit Agreement is hereby amended as follows:

         (a) The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended in their entirety to read as follows:

                  "Maturity Date" means the earlier of February 28, 1998 or one year from the IPO Closing.

                  "Guarantor Documents" means the Guaranty, the Guarantor Security Agreement, the Option to Purchase Warrant, the Trademark Mortgage and the subsidiary security agreements as the same may be amended from time to time.

         (b) Section 1.1 of the Credit Agreement is hereby amended to add the following definitions thereto:

                  "Bridge Loan" means the indebtedness of the Borrower in the aggregate principal amount of $1,500,000 and more particularly described on Exhibit G attached hereto.

                  "1995 Loan" means the indebtedness of the Borrower in the aggregate principal amount of $1,706,000 and more particularly described on Exhibit H attached hereto.

                  "Cash Flow" means Consolidated Operating Profit of Subsidiaries minus Operating Expenses of Guarantor and Borrower.

                  "IPO Closing" means the date of receipt by the Borrower of at least $6,700,000 in net proceeds of an initial public offering.

                  "Operating Expenses of Guarantor and Borrower" means, as of any date of determination, the combined pre-tax net loss before net interest expense and before gain or loss on the sale of assets and other extraordinary items of the Guarantor and the Borrower, all as determined in accordance with generally accepted accounting principals, consistently applied.

                  "Operating Profit of Subsidiaries" means the combined pre-tax profit before net interest expense and before gain or loss on the sale of assets and other extraordinary items of all subsidiaries, all as determined in accordance with generally accepted accounting principals, consistently applied.

                  "Guarantor Security Agreement" means the Third Party Security Agreement executed by the Guarantor in favor of the Lender with respect to the Obligations.

                  "Subsidiary Security Agreements" means the Third Party Security Agreements executed by each of the Subsidiaries in favor of the Lender with respect to the Obligations.

         (c) The last sentence of Section 2.3(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  Interest accruing at the Accrual Rate on the principal balance of the Advances outstanding from time to time shall be compounded monthly at the Accrual Rate and shall be due and payable on the earlier of (i) the Maturity Date, or (ii) acceleration (pursuant to Section 8.2 hereof), or (iii) upon prepayment in full, or (iv) at the option of the Lender, upon the closing of a private placement of any of the Borrower's or the Guarantor's stock or of securities convertible into or exercisable for shares of stock, or (v) upon the closing of a public offering of any of the Borrower's or the Guarantor's stock or securities convertible into or exercisable for shares of stock.

         (d) Section 2.5(b) of the Credit Agreement is hereby amended by deleting the last sentence thereof.

         (e)      Section 5.21 of this Credit Agreement is hereby deleted.

         (f) Section 6.12 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefore:

                  Section 6.12 Cash Flow. The Borrower will at all times maintain (calculated on a consolidated basis for the Borrower, the Guarantor and its subsidiaries) Cash Flow calculated quarterly as of the last day for such fiscal quarter, using actual results of such fiscal quarter, of at least the following:

                                                                    IF THE IPO
                                             IF THE IPO             CLOSING HAS
                                             CLOSING HAS NOT        OCCURRED
                  FOR THE FISCAL             OCCURRED DURING        DURING SUCH
                  QUARTER ENDING             SUCH QUARTER           QUARTER

                  June 30, 1996                $300,000             $425,000

                  September 30, 1996                N/A             $600,000

                  December 31, 1996                 N/A             $800,000
                   (and thereafter)

         (g)      The Credit Agreement is hereby amended to add a new Section
                  6.19 thereto; which shall read as follows:

                  Section 6.19 Subsidiary Third Party Security Agreements. The Borrower shall cause all present and future Subsidiaries to execute and deliver to the Lender Third Party Security Agreements in form and substance acceptable to the Lender, to secure the Obligations; together with any and all UCC Financing Statements which the Lender may require.

         (h) Section 7.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  Section 7.2 Indebtedness. The Borrower will not and permit any Subsidiary to incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations or any Capitalized Lease Obligations, except:

                           (a) indebtedness arising hereunder; and

                           (b) indebtedness or Capitalized Lease Obligations of the Borrower or any Subsidiary in existence on the date hereof and listed in Exhibit C hereto.

         (i) Section 8.1(q) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  (q) Any of the Borrower's existing officers shall fail to serve in their capacity as an officer as of the date hereof.

         (j) Section 8.1 is hereby amended to delete the "." from the end of clauses (p) and (q) and to replace each "." with "; or".

         (k) Section 8.1(r) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  (r) The Guarantor shall be in payment default under any present or future indebtedness of the Guarantor including, without limitation, the indebtedness described on Exhibit B to the Guaranty.

         (l) Section 8.1 is hereby amended to add a new subsection (s) thereto, which shall read as follows:

                  (s) The IPO Closing shall not have occurred by July 31, 1996 with the Borrower receiving at least $6,700,000 in net proceeds thereof or, if the IPO Closing has occurred by such date, the Guarantor shall have failed to pay the following indebtedness in full out of the proceeds of the IPO Closing: (i) the Bridge Loan, (ii) the 1995 Loan, and (iii) payment of all interest accrued at the Accrual Rate as of the date of the IPO Closing; or

         (m) Section 8.1 is hereby amended to add a new subsection (t) thereto, which shall read as follows:

                  (t) The Borrower shall use the proceeds of the Bridge Loan in any manner other than as follows: (i) at least $750,000 of such proceeds shall be used for acquisitions including, but not limited to, the Borrower's proposed Metroplex acquisition, (ii) no more than $90,000 of such proceeds shall be used to pay fees and expenses incurred in connection with the Bridge Loan, and (iii) no more than $660,000 of the proceeds shall be used for general working capital and expenses; or

         (n) Section 8.1 is hereby amended to add a new subsection (u) thereto, which shall read as follows:

                  (u) The Guarantor shall issue any shares of stock which include "put" or "unwind" provisions.

         (o) Exhibit B to the Credit Agreement is hereby replaced by the Exhibit B attached hereto.

         (p) Exhibit C to the Credit Agreement is hereby replaced by the Exhibit C attached hereto.

         (q) Exhibit D to the Credit Agreement is hereby replaced by the Exhibit D attached hereto.

         (r) Exhibit G to the Credit Agreement is hereby replaced by the Exhibit G attached hereto.

         (s) A new Exhibit H is hereby added to the Credit Agreement in the form attached hereto.

3. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance thereunder.

4. The Lender hereby consents to the following acquisitions by the Borrower:

         (a) The acquisition by the Borrower of all of the issued and outstanding stock of Diamond Pallet, Inc.

         (b) The acquisition by PRANA Las Vegas, Inc., a wholly owned subsidiary of the Borrower, of substantially all of the assets of Bluelight Industries, Inc.

         (c) The acquisition by merger of The Pallet Factory, Inc. so long as (i) such acquisition is closed in accordance with the terms and conditions of that certain agreement and plan of reorganization dated as of September 28, 1995, by and between the Guarantor, the Borrower, The Pallet Factory, Inc. and Michael Doyle (except that the Borrower shall form PRANA of Memphis, Inc. ("Memphis") a Minnesota corporation, as a wholly-owned subsidiary of the Borrower, and Memphis, as opposed to the Borrower, shall merge with The Pallet Factory, Inc. with Memphis being the surviving corporation) (ii) the Borrower delivers to the Lender the original stock certificate(s) evidencing all of the issued and outstanding shares of stock of Memphis, (iii) the Borrower executes and delivers to the Lender a stock power in form and substance acceptable to the Lender with respect to all such stock certificate(s), (iv) Memphis executes and delivers to the Lender a Third Party Security Agreement and one or more UCC-1 financing statements, all in form and substance acceptable to the Lender, pursuant to which Memphis or such subsidiary grants a security interest to the Lender on all of Memphis' assets.

         (d)      The acquisition by merger of Indy Pallet Co., Inc. so long as
                  (i) such acquisition is closed in accordance with the terms and conditions of that certain agreement and plan of reorganization dated as of October 26, 1995, by and between the Guarantor, the Borrower, Indy Pallet Co., Inc. and Patrick Lovett (except that the Borrower shall form PRANA Indianapolis, Inc. ("Indianapolis"), a Minnesota corporation, as a wholly-owned subsidiary of the Borrower, and Indianapolis, as opposed to the Borrower, shall merge with Indy Pallet Co., Inc., with Indianapolis being the surviving corporation), (ii) the Borrower delivers to the Lender the original stock certificate(s) evidencing all of the issued and outstanding shares of stock of Indianapolis, (iii) the Borrower executes and delivers to the Lender a stock power in form and substance acceptable to the Lender with respect to all such stock certificate(s), (iv) Indianapolis executes and delivers to the Lender a Third Party Security Agreement and one or more UCC-1 financing statements, all in form and substance acceptable to the Lender, pursuant to which Indianapolis grants a security interest to the Lender on all of Indianapolis' assets.

5. The Lender hereby consents to the incurrence of the following indebtedness by the Guarantor:

         (a)      The 1995 Loan.

         (b)      The Bridge Loan

         (c) The indebtedness of the Guarantor evidenced by that certain Promissory Note dated March 20, 1996 executed by the Guarantor and payable to the order of Tony W. Baggett in the original principal amount of $40,941.

         (d) The indebtedness of the Guarantor evidenced by that certain Promissory Note dated March 20, 1996 executed by the Guarantor and payable to the order of John J. Baggett in the original principal amount of $40,941.

6. The Borrower agrees to pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $10,000 in consideration of the execution by the Lender of this Amendment.

7. This Amendment shall be effective upon receipt by the Lender of an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

         (a) The Acknowledgement and Agreement of Guarantor set forth at the end of this Amendment, duly executed by each of the Guarantor.

         (b)      Certificate of the Secretary of the Borrower certifying as to
                  (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the Articles of Incorporation and Bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of the Borrower's Secretary dated as of August 8, 1995 in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of the Borrower's Secretary dated as of August 8, 1995, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

         (c) Opinion of the Borrower's counsel as to the matters set forth in paragraphs 8(a) and (b) hereof and as to such other matters as the Lender shall require.

         (d) Debt Subordination Agreements from all holders of the any portion of the Bridge Loan with respect to the Borrower and the Guarantor.

         (e) Legended copies of all notes evidencing the any portion of the Bridge Loan and the security agreements securing the any portion of the Bridge Loan.

         (f) A Third Party Security Agreement duly executed by the Guarantor in favor of the Lender.

         (g) UCC-1 Financing Statements duly executed by the Guarantor in favor of the Lender with respect to the security interest granted to the Lender by the Guarantor under the Third Party Security Agreement executed by the Guarantor.

         (h) An Amendment to Guaranty by Corporation duly executed by the Guarantor.

         (i) The original stock certificates evidencing all shares owned by the Borrower in PRANA Las Vegas, Inc., Diamond Pallet, Inc., together with duly executed stock powers with respect to each such certificate.

         (j) Third Party Security Agreements duly executed by each Subsidiary of the Borrower pursuant to which each such Subsidiary grants the Lender a security interest on substantially all of its assets to secure the Obligations (as defined in the Credit Agreement).

         (k) An Amendment to the Collateral Pledge Agreement duly executed by the Borrower.

         (l) Amendments to all UCC-1 Financing Statements previously executed by the Borrower in favor of the Lender to add the stock of the new Subsidiaries of the Borrower to the description of the Collateral covered thereby.

         (m) UCC-1 Financing Statements duly executed by each of the Subsidiaries of the Borrower in connection with the Third Party Security Agreement executed by such Subsidiary pursuant to clause (j) above.

         (n) A certificate of an officer of the Guarantor and each Subsidiary of the Borrower, certifying as to (i) the resolutions of the directors of each such corporation authorizing the execution, delivery and performance of each document referred to in this paragraph 7 and executed or to be executed by such corporation; (ii) the articles of incorporation and bylaws of each such corporation, and (iii) the signatures of the officers or agents of each such corporation authorize to execute and deliver the documents referred to in paragraph 7 hereof and executed or to be executed by such corporation and other instruments, agreements and certificates on behalf of each such corporation.

         (o)      A release of put rights executed by John and Tony Baggett.

8.       The Borrower hereby represents and warrants to the Lender as follows:

         (a) The Borrower has requisite power and authority to execute this Amendment and the other documents referred to in Paragraph 7 hereof and executed or to be executed by the Borrower and to perform all of its obligations hereunder, and this Amendment and the other documents referred to in Paragraph 7 hereof and executed or to be executed by the Borrower have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

         (b) The execution, delivery and performance by the Borrower of this Amendment and the other documents referred to in Paragraph 7 hereof and executed or to be executed by the Borrower have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

         (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

9. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. Upon satisfaction of each of the conditions set forth in paragraph 7 hereof, all references to any of the Loan Documents in the Credit Agreement or any of the Loan Documents shall be deemed to refer to the Loan Documents as amended by any of the documents referred to in paragraph 7 hereof.

10. The Borrower hereby acknowledges that the Guarantor was in default of the Book Net Worth Covenant as of December 31, 1995. The Lender hereby waives said Event of Default. Except for the waiver set forth in the immediately preceding sentence, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

11. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitor, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

12. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 6 hereof.

13. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                     PRANA HOLDINGS, INC.


                                     By: ___________________________________
                                     Its: _________________________________



                                     NORWEST BANK MINNESOTA,
                                     NATIONAL ASSOCIATION


                                     By: ___________________________________
                                     Its: _________________________________



                   ACKNOWLEDGEMENT AND AGREEMENT OF GUARANTOR


The undersigned, a guarantor of the indebtedness of PRANA Holdings, Inc. (the "Borrower") to Norwest Bank Minnesota, National Association (the "Lender") pursuant to a Guaranty by Corporation each dated as of August 8, 1995 as amended by that certain Amendment to Guaranty of even date herewith (as so amended, the "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms his or its obligations to the Lender pursuant to the terms of his or its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extent additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his or its Guaranty for all of the present and future indebtedness of the Borrower to the Lender.


                                     PALLET RECYCLING ASSOCIATES
                                      OF NORTH AMERICA, INC.

                                     By: ___________________________________
                                     Its: _________________________________





                                                      Exhibit B to Term Loan and
                                                      Security Agreement



                                      Names

                              PRANA Holdings, Inc.


               Chief Executive Office/Principal Place of Business

                         2665 Long Lake Road, Suite 120
                           Roseville, Minnesota 55113


                     Other Inventory and Equipment Locations

                                      NONE

                                  Subsidiaries

                                  B.V.S., Inc.
                      Pallet Exchange of Kansas City, Inc.
                              Otto Packaging, Inc.
                           Harris Supply Company, Inc.
                     Harris Supply Company of Georgia, Inc.
                              Quality Pallet, Inc.
                           Hurt's Pallet & Sales, Inc.
                               Pallet Source, Inc.
                                Pallet City, Inc.
                            PRANA Oklahoma City, Inc.
                               PRANA Denver, Inc.
                            B&B Pallet Supply Company
                             Pallet Supply Co., Inc.
                              PRANA Las Vegas, Inc.
                              Diamond Pallet, Inc.




                                                          Exhibit C to Term Loan
                                                          Security Agreement




                  Permitted Liens, Indebtedness and Guaranties




                                      Liens

                            TO BE REVISED BY BORROWER



                                  Indebtedness

                            TO BE REVISED BY BORROWER



                                   Guaranties

                                      NONE




                                                      Exhibit D to Term Loan and
                                                      Security Agreement

                             COMPLIANCE CERTIFICATE

In accordance with our Term Loan and Security Agreement dated as of August ___, 1995 (the "Credit Agreement"), attached are the financial statements of PRANA Holdings, Inc. (the "Borrower") as of and for the month and year-to-date period ended __________, 199___ (the "Current Financials").

I certify that the Current Financials have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in
Section 5.5 of the Credit Agreement, subject to year-end audit adjustments.

Defaults and Events of Default (check one)

         |_| I have no knowledge of the occurrence of any Default or Event of Default under the Credit Agreement which has not previously been reported to you and remedied.

         |_| Attached is a detailed description of all Defaults and Events of Default of which I have knowledge and which have not previously been reported to you and remedied.

For the date and periods covered by the Current Financials, the Borrower is in compliance with the covenants set forth in Sections 6.11, 6.12 and 7.18 of the Credit Agreement, except as indicated below. The calculations made to determine compliance are as follows:

Covenant                                 Actual              Requirement

6.11) Debt Service Coverage Ratio    ____ to ____            1.3 to 1.0

6.12) Cash Flow                      $________               $__________

7.18) Upstreamed Cash                $_______________        Maximum $_______



                                         ______________________________________,
                                         _______________ of PRANA Holdings, Inc.




                                                      Exhibit G to Term Loan and
                                                      Security Agreement


                                   BRIDGE LOAN



NOTE DATED               PAYABLE TO                   ORIGINAL PRINCIPAL AMOUNT

_______________          ____________________              $_______________
_______________          ____________________              $_______________
_______________          ____________________              $_______________


                                                  Total    $_______________




                                                      Exhibit H to Term Loan and
                                                      Security Agreement



                                    1995 LOAN


NOTE DATED               PAYABLE TO                   ORIGINAL PRINCIPAL AMOUNT

_______________          ____________________              $_______________
_______________          ____________________              $_______________
_______________          ____________________              $_______________


                                                  Total    $_______________